GERMAN AMERICAN BANCORP
                            DIVIDEND REINVESTMENT AND

                           DIRECT SHARE PURCHASE PLAN

                                 Enrollment Form

     Please print all items except signatures. Questions? Call toll-free at 1-800-884-4225 from 8 a.m. to 4:30 p.m. Central Time, Monday through Friday. Mail your completed enrollment form in the courtesy envelope provided. If stock certificates are enclosed, please return by registered mail to:

     GERMAN AMERICAN BANCORP Dividend Reinvestment and Direct Share Purchase Plan c/o UMB Bank, n.a. Securities Transfer Division P. O. Box 410064 Kansas City, MO 64141-0064

A.    ENROLLING IN THE PROGRAM

Please complete the registration below exactly as shown (or as you wish it to be shown) on your stock certificate(s). A separate form is needed for each registration.

      Name(s):  ________________________________________________________________
                ________________________________________________________________

                                Change of Address

      Address:  ________________________________________________________________
      City/State/Zip:  _________________________________________________________
      Social Security Number:  _________________________________________________
      Daytime Phone Number:  ___________________________________________________

Please check the box or boxes below which apply and provide the requested information.

|_| I wish to enroll in the Plan and have attached a check or cashier's check for $_____ and have completed Section B below.
|_|  I wish to enroll in the Plan and have completed Section B below.
|_| I would like to have my certificates held for safekeeping and deposited into my account in unissued form. Enclosed please find ____ certificates totaling _____ shares. (DO NOT ENDORSE THE CERTIFICATES.)
|_| I wish to enroll by transferring German American Bancorp shares held by my broker (or other agent). Enclosed is a completed Broker Transfer Form.

B.    DIVIDEND REINVESTMENT

You may choose to reinvest all or part of the dividends paid on German American Bancorp stock registered in your name and held for you under the Program. Please check one box and provide the requested information.

|_| FULL DIVIDEND REINVESTMENT - Please reinvest all dividends for this account. In addition, I may make optional cash payments.
|_| PARTIAL DIVIDEND REINVESTMENT - Please reinvest on _____ shares which are held by me. I understand that the dividends on the number of shares specified as well as the dividends on full and fractional shares credited to this account will be reinvested. Dividends on the remaining shares not covered by the plan will be mailed to me. In addition, I may make optional cash payments.

If enclosing a cash investment of at least $100, make the check or money order payable to "UMB Bank, n.a." and indicate the amount here $_______________.


C.    ADDITIONAL PROGRAM FEATURES

Listed below are many features of the Program. Be sure to refer to the prospectus for complete information about all of the options. Please check any boxes that apply and we will mail more information to you promptly.

|_| GIFTS. Please send me information. I am interested in making gifts of German American Bancorp stock through the Program.
|_| ADDITIONAL ENROLLMENT FORMS FOR NEW ACCOUNTS. Please send me ____ Enrollment Form(s).
|_| BROKER TRANSFER. Please send me a Broker Transfer Form so I may include German American Bancorp shares held by my broker (or other agent) in the Program.

D.    SIGNATURES

By signing this form, I request enrollment, certify that I have received and read the prospectus describing the German American Bancorp Dividend Reinvestment and Direct Share Purchase Plan and agree to abide by the terms and conditions of the Plan. I hereby appoint UMB Bank, n.a. as my agent to apply dividends and any investments I make to the purchase of shares under the Program. I understand that I may revoke this authorization at any time by written notice to UMB Bank, n.a. ALL JOINT OWNERS MUST SIGN.

(X)___________________________________   (X)____________________________________
      Signature              Date              Signature              Date

                      NOT FDIC -               MAY LOSE VALUE
                       INSURED                NO BANK GUARANTEE